Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of November 8, 2026, by and among Globa Terra Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), Globa Terra Management LLC, a Cayman Islands limited liability company (the “Sponsor”), the shareholders of SPAC listed on Schedule I hereto (together with the Sponsor, the “Sponsor Parties” and each, a “Sponsor Party”), and Nature’s Ledger Inc., a corporation existing under the ABCA (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the Globa Terra Class A Shares, Globa Terra Class B Shares, Restricted Class A Shares and Private Placement Units as are indicated opposite each such Sponsor Party’s name set forth on Schedule I attached hereto (all such securities or securities exchangeable or exercisable into equity securities of SPAC (including securities underlying such securities), or any successor or additional equity securities of SPAC of which direct or indirect ownership or control is hereafter acquired by the Sponsor Parties prior to the termination of this Agreement are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC and the Company have entered into that certain business combination agreement, dated as of the date hereof (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, (i) SPAC will merge with and into Pubco, in which Pubco will be the surviving company, (ii) Pubco will be continued out of the Cayman Islands and continue as a corporation under the ABCA and (iii) under a plan of arrangement under section 193 of the ABCA, no earlier than the day after the Continuance is consummated, the Company, BCCo and AmalSub will amalgamate to form Amalco, a wholly-owned subsidiary of Pubco; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1          Binding Effect of Business Combination Agreement. The Sponsor Parties hereby acknowledge that they have read the Business Combination Agreement and this Agreement and have had the opportunity to consult with their respective tax and legal advisors. Until the Expiration Time (as defined below), the Sponsor Parties shall be bound by and comply with Sections 6.7 (Globa Terra Exclusivity) and 6.15 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) the Sponsor Parties were original signatories to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Globa Terra” contained in Section 6.7 of the Business Combination Agreement also referred to the Sponsor Parties.

Section 1.2          No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Article 8 (Term and Termination) thereof and (c) the liquidation of SPAC (the earliest of (a), (b) and (c), the “Expiration Time”), the Sponsor Parties shall not, without the prior written consent of the Company, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, with respect to any Subject Securities owned by the Sponsor Parties, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by the Sponsor Parties or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. “Permitted Transfer” shall mean any Transfer (A) to any of SPAC’s officers, directors or consultants, any Affiliate or any family member of any of SPAC’s officers, directors or consultants; (B) in the case of a Person who is not an individual, to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates or any employees or consultants of such Affiliates; (C) in the case of an individual, to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (D) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (E) in the case of an individual, pursuant to a qualified domestic relations order; (F) to any other Person, with the consent of SPAC and the Company; or (G) the forfeiture or transfer of the Sponsor PIPE Facilitation Shares pursuant to the Sponsor Share Agreement; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (A) through (F), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to SPAC and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. SPAC shall not register any sale, assignment or transfer of any Subject Securities on SPAC’s share ledger (book entry or otherwise) that is not in compliance with this Section 1.2.

Section 1.3          New Shares. In the event that (i) any Globa Terra Class A Shares, Globa Terra Class B Shares, Private Placement Units or other equity securities of SPAC are issued to the Sponsor Parties after the date of this Agreement pursuant to any share split, share combination, consolidation, reclassification, recapitalization, reorganization, exchange, readjustment of shares or similar transaction of Globa Terra Class A Shares, Globa Terra Class B Shares, Private Placement Units or other equity securities of SPAC of, on or affecting the Globa Terra Class A Shares, Globa Terra Class B Shares, Private Placement Units or other equity securities of SPAC owned by any of the Sponsor Parties or otherwise, (ii) any of the Sponsor Parties purchases or otherwise acquires beneficial ownership of any Globa Terra Class A Shares, Globa Terra Class B Shares, Private Placement Units or other equity securities of SPAC after the date of this Agreement, or (iii) any of the Sponsor Parties acquires the right to vote or share in the voting of any Globa Terra Class A Shares, Globa Terra Class B Shares or other equity securities of SPAC after the date of this Agreement (such Globa Terra Class A Shares, Globa Terra Class B Shares, Private Placement Units or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the applicable Sponsor Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the applicable Sponsor Party as of the date hereof.

Section 1.4          Certain Agreements of the Sponsor Parties.

(a)         At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, the Sponsor Parties hereby jointly and severally unconditionally and irrevocably agree that they shall (i) appear at each such meeting, in person or by proxy, or otherwise cause all of their Globa Terra Class A Shares and Globa Terra Class B Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of their Globa Terra Class A Shares and Globa Terra Class B Shares:

(i)        in favor of each Globa Terra Proposal, including, without limitation, any other consent, waiver, approval that is required under SPAC’s organizational documents or under any agreements between SPAC and its shareholders, or otherwise sought by SPAC with respect to the Business Combination Agreement and any other matters necessary or reasonably requested by SPAC for consummation of the SPAC Merger, the Continuance or the transactions contemplated thereby or the Globa Terra Proposals;

(ii)         against any alternative Business Combination or any proposal relating to a business combination transaction (other than the Globa Terra Proposals and the transactions contemplated thereby);

(iii)       against any business combination or merger, amalgamation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Business Combination Agreement or the Transaction Documents and the SPAC Merger, the Continuance and the other transactions contemplated thereby);

(iv)        against any change in the business, management or Board of Directors of SPAC (other than in connection with the Globa Terra Proposals and the transactions contemplated thereby or recommended by the Board of Directors of SPAC);

(v)           against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Transaction Documents or the SPAC Merger, the Continuance or any of the transactions contemplated thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC, Pubco, AmalSub or the Sponsor under the Business Combination Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article 7 of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC; and

(vi)         in favor of any extension of SPAC’s deadline to consummate a “Business Combination” as such term is defined in the Globa Terra Articles, to the extent permitted under the Globa Terra Articles (as amended).

The Sponsor Parties hereby jointly and severally agree that they shall not commit or agree to take any action inconsistent with the foregoing.

(b)         Each of the Sponsor Parties shall comply with, and fully perform all of its, his or her obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of July 8, 2025, by and among SPAC, the Sponsor Parties and the other parties thereto (the “Letter Agreement”), including the obligations of the Sponsor Parties therein to not redeem, sell or tender, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, sell or tender, any Globa Terra Class A Shares owned by any such Sponsor Party in connection with the transactions contemplated by the Business Combination Agreement.

(c)          During the period commencing on the date hereof and ending on the Expiration Time, the Sponsor Parties (i) shall not enter into any Contract with SPAC or any Subsidiary thereof, nor (ii) shall the Sponsor Parties modify or amend any Contract set forth on Schedule II attached hereto, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed so long as such modification or amendment is in connection with or relates to the transactions contemplated by, and is not inconsistent with the terms of, the Business Combination Agreement or any Transaction Document). No Sponsor Party has entered into, and shall not enter into, any Contract that would restrict, limit or interfere with the performance of its, his or her obligations hereunder.

(d)         Each Sponsor Party hereby agrees that each Globa Terra Class B Share of such Sponsor Party that is issued and outstanding immediately prior to the SPAC Merger Effective Time (other than any Cancelled SPAC Shares) shall convert at such time, immediately prior to the SPAC Merger, into one Globa Terra Class A Share.

(e)         Each Sponsor Party hereby waives any anti-dilution rights that such Sponsor Party may have under the Globa Terra Articles in connection with the Transaction, to the fullest extent provided by applicable Law and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections to which Sponsor Party may be entitled in connection with the Transaction.

(f)          Each Sponsor Party agrees not to redeem, elect to redeem or tender or submit any of its, his or her Subject Securities in connection with the Business Combination Agreement, nor the transactions contemplated therein.

Section 1.5          Further Assurances. Each of the Sponsor Parties shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by SPAC or the Company under applicable Laws to effect the actions and to consummate the SPAC Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.6          No Inconsistent Agreement. Except as provided hereunder or under the Letter Agreement, the Sponsor Parties hereby jointly and severally represent and covenant that they have not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, (i) any voting agreement or voting trust with respect to any such Sponsor Party’s Subject Securities that is inconsistent with any such Sponsor Party’s obligations pursuant to this Agreement, and (ii) any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of their obligations hereunder.

Section 1.7          No Challenges. The Sponsor Parties jointly and severally agree not to commence, join in, facilitate, assist or encourage, and agree to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Pubco, Amalco, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Business Combination Agreement, the Amalgamation or the transactions contemplated by the Business Combination Agreement or any of the Transaction Documents or the consideration and approval thereof by the shareholders of SPAC, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.8          Consent to Disclosure. The Sponsor Parties hereby jointly and severally consent to the publication and disclosure in the SEC Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of the identity and beneficial ownership of Subject Securities owned by any of the Sponsor Parties, and the nature of the Sponsor Parties’ commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. The Sponsor Parties will promptly provide any information reasonably requested by SPAC or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1          Representations and Warranties of the Sponsor Parties. Each of the Sponsor Parties, severally, and not jointly, represents and warrants as of the date hereof to SPAC and the Company as follows:

(a)          Organization; Due Authorization. The Sponsor is duly organized and validly existing under the Laws of the Cayman Islands, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor. Each Sponsor Party who is an individual has legal competence and capacity to enter into and perform this Agreement. This Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Sponsor Party.

(b)          Ownership. Such Sponsor Party is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, all of its, his or her Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s organizational documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. Such Sponsor Party’s Subject Securities are the only equity securities in SPAC owned of record or beneficially by such Sponsor Party on the date of this Agreement. Such Sponsor Party has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to its, his or her Subject Securities, and none of such Sponsor Party’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement.

(c)          No Conflicts. The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of its, his or her obligations hereunder and the consummation of the transactions contemplated hereby and the SPAC Merger, the Continuance and the other transactions contemplated by the Business Combination Agreement will not (i) conflict with or result in a violation of the organizational documents of the Sponsor, (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any such third party (including under any Contract binding upon such Sponsor Party or its, his or her Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC or any of SPAC’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement.

(d)          Litigation. There are no Proceedings pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner questions the beneficial or record ownership of such Sponsor Party’s Subject Securities or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement. There is no outstanding Order imposed upon such Sponsor Party, or, if applicable, any of its Subsidiaries.

(e)          Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Sponsor Party, for which SPAC or any of its Affiliates may become liable.

(f)          Affiliate Arrangements. Except as set forth on Schedule II attached hereto, no Sponsor Party nor anyone related by blood, marriage or adoption to any Affiliate of such Sponsor Party or, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, nor has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g)          Acknowledgment. Such Sponsor Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Sponsor Party contained herein.

(h)          Adequate Information. Such Sponsor Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC or the Company and based on such information as such Sponsor Party has deemed appropriate, made its, his or her own analysis and decision to enter into this Agreement. Such Sponsor Party acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Sponsor Party, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Sponsor Party acknowledges that the agreements contained herein with respect to the Subject Securities held by such Sponsor Party are irrevocable.

ARTICLE III
MISCELLANEOUS

Section 3.1          Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of each of the Sponsor Parties, SPAC and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2          Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3          Jurisdiction; Waiver of Jury Trial.

(a)          Any proceeding or Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in a federal court sitting in the Borough of Manhattan of The City of New York or, if such federal court does not have jurisdiction over any such Proceedings, the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom), and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding, suit or proceeding brought pursuant to this Section 3.3.

(b)          EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4          Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 3.5          Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Proceeding shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6          Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Sponsor Parties, SPAC and the Company, and which makes reference to this Agreement.

Section 3.7          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8          Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.3 (Notices) of the Business Combination Agreement to the applicable party, with respect to SPAC and the Company, at the respective addresses set forth in Section 9.3 of the Business Combination Agreement, and, with respect to the Sponsor Parties at the addresses set forth on Schedule I.

Section 3.9          Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.10          Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

Section 3.11          Adjustment for Share Splits or Consolidations. If, and as often as, there are any changes in SPAC or the Subject Securities by way of share split, share combination, consolidation, reclassification, recapitalization, reorganization, exchange, readjustment of shares or similar transaction, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor Parties, SPAC, the Company, or the Subject Securities, as so changed.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPAC:

GLOBA TERRA ACQUISITION CORPORATION

By:	/s/ Agustin Tristan Aldave
Name: Agustin Tristan Aldave
Title: Chief Executive Officer

SPONSOR PARTIES:

GLOBA TERRA MANAGEMENT LLC
By:	Global Terra Sponsor LLC
Its Managing Member

By:	/s/ Agustin Tristan Aldave
Name: Agustin Tristan Aldave
Title: Managing Member

/s/ Agustin Tristan Aldave
Name: Agustin Tristan Aldave

/s/ Edward Joseph Preble
Name: Edward Joseph Preble

/s/ Kelly Burke
Name: Kelly Burke

/s/ Jesus Demetrio Tueme
Name: Jesus Demetrio Tueme

/s/ Jeff Smith
Name: Jeff Smith

[Signature Page to Sponsor Support Agreement]

COMPANY:

NATURE’S LEDGER INC.

By:	/s/ Marty Seymour
Name: Marty Seymour
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Globa Terra Ordinary Shares and Units

Sponsor Party	Restricted Class A Shares	Globa Terra Class B Shares	Private Placement Units
Globa Terra Management LLC c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179	713,534	5,027,495	356,767
Agustin Tristan Aldave c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179		100,000
Edward Joseph Preble c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179		70,000
Kelly Burke c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179		20,000
Jesus Demetrio Tueme c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179		20,000
Jeff Smith c/o Globa Terra Acquisition Corporation 382 NE 191st Street #952377 Miami, Florida 33179		42,341

Schedule II

Affiliate Agreements

Private Placement Units and Restricted Shares Purchase Agreement, dated July 8, 2025, between Globa Terra Acquisition Corporation (“SPAC”) and Globa Terra Management LLC (the “Sponsor”)

Registration Rights Agreement, dated July 8, 2025, among SPAC, the Sponsor and the other Holders (as defined therein) signatory thereto

Letter Agreement, dated July 8, 2025, among SPAC, the Sponsor, the initial shareholders of SPAC and each of the directors and officers of SPAC

Administrative Services Agreement, dated July 8, 2025, between SPAC and the Sponsor

Indemnification Agreements, each dated  July 8, 2025, between SPAC and each of the officers and directors of SPAC